The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Series Fund, Inc.

Hartford HLS Series Fund II, Inc.

The Hartford Alternative Strategies Fund

POWER OF ATTORNEY

November 4, 2015

Lynn S. Birdsong	James E. Davey
Sandra S. Jaffee	Duane E. Hill
Phillip O. Peterson	William P. Johnston
Hilary E. Ackermann	Lemma W. Senbet

do hereby constitute and appoint as their attorney-in-fact and agent Edward P. Macdonald and Alice A. Pellegrino to sign on their behalf any and all documents relating to each of the above-referenced registered investment companies to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), including, but not limited to, (i) any Registration Statements on Form N-1A, Form N-14 and any other applicable Registration Statement form under the 1940 Act and/or the 1933 Act, and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto, (ii) any application, notice or other filings with the SEC, and (iii) any and all other documents and papers in connection therewith deemed necessary or advisable to enable each of the above-referenced registered investment companies to comply with the 1933 Act, the 1940 Act, and the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ James E. Davey
Lynn S. Birdsong	James E. Davey

/s/ Sandra S. Jaffee	/s/ Duane E. Hill
Sandra S. Jaffee	Duane E. Hill

/s/ Phillip O. Peterson	/s/ William P. Johnston
Phillip O. Peterson	William P. Johnston

/s/ Hilary E. Ackermann	/s/ Lemma W. Senbet
Hilary E. Ackermann	Lemma W. Senbet